Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2023 FIRST QUARTER RESULTS

BROAD-BASED REVENUE GROWTH LEADS TO A DOUBLING OF NET INCOME

ATLANTA, (May 3, 2023) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the first quarter ended March 31, 2023.

Based in Atlanta, Crawford & Company (NYSE: CRD‐A and CRD‐B) is a leading global provider of claims management and outsourcing solutions to insurance companies and self‐insured entities with an expansive network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available on the Company's website.

GAAP Consolidated Results

First Quarter 2023

•
Revenues before reimbursements of $313.0 million, up 12% over $279.0 million for the 2022 first quarter
•
Net income attributable to shareholders of $10.7 million, more than doubling the $5.1 million in the same period last year
•
Diluted earnings per share of $0.22 for both CRD-A and CRD-B, compared with diluted earnings per share of $0.10 for both CRD-A and CRD-B in the prior year first quarter

Non-GAAP Consolidated Results

First Quarter 2023

Non-GAAP consolidated results for 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets of $1.4 million, non-service related pension costs of $1.6 million, and contingent earnout adjustment of $0.2 million. Non-GAAP consolidated results for 2022 exclude a similar adjustment for amortization of intangible assets of $1.3 million, non-service related pension credits of $(0.4) million, and contingent earnout adjustment of $1.5 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $9.4 million or (3)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $322.4 million, increasing 16% over the 2022 first quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $13.9 million in the 2023 first quarter, compared with $7.5 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.28 for both CRD-A and CRD-B in the 2023 first quarter, compared with $0.14 for both CRD-A and CRD-B in the prior year first quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $24.9 million, or 7.9% of revenues before reimbursements in the 2023 first quarter, compared with $12.5 million, or 4.5% of revenues, in the 2022 first quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $32.8 million, or 10.5% of revenues before reimbursements in the 2023 first quarter, compared with $21.3 million, or 7.6% of revenues, in the 2022 first quarter

Management Comments

"Crawford delivered exceptional first quarter results, growing revenues 12% and nearly doubling operating earnings on a year-over-year basis. We experienced growth and profit expansion across all segments, signifying the strength of our business and solid execution of our stated strategies. Platform Solutions and North America Loss Adjusting both delivered double-digit revenue growth in the quarter. We also saw continued momentum in Broadspire, including encouraging signs of recovery within Medical Management. Our International business continued its turnaround, achieving revenue growth and margin expansion during the quarter,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company.

“Our disciplined strategy execution along with the hard work of our dedicated team and our clients’ confidence in our products and services has enabled us to deliver these strong results. We feel good about our continued trajectory as we delivered our tenth consecutive quarter of revenue growth. We remain in an enviable financial position and are confident in our ability to deliver long-term value to our shareholders,” concluded Mr. Verma.

Segment Results for the First Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $77.1 million in the first quarter of 2023, increasing 19.7% from $64.4 million in the first quarter of 2022.

The segment had operating earnings of $8.1 million in the 2023 first quarter, increasing from $4.1 million in the first quarter of 2022. The operating margin was 10.5% in the 2023 quarter and 6.4% in the 2022 quarter.

International Operations

International Operations revenues before reimbursements were $91.9 million in the first quarter of 2023, up 2.9% from $89.3 million in the same period of 2022, including $0.7 million from the Van Dijk acquisition. Absent foreign exchange rate decreases of $7.7 million, revenues would have been $99.6 million for the 2023 first quarter.

Operating earnings were $3.0 million in the 2023 first quarter, compared to a $(3.1) million operating loss in the 2022 period. The segment’s operating margin for the 2023 quarter was 3.3% as compared with (3.4)% in the 2022 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $81.2 million in the 2023 first quarter, increasing 6.2% from $76.5 million in the 2022 first quarter.

Broadspire recorded operating earnings of $7.9 million in the first quarter of 2023, representing an operating margin of 9.8%, increasing from $6.4 million, or 8.4% of revenues, in the 2022 first quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $62.8 million in the first quarter of 2023, up 28.6% from $48.9 million in the same period of 2022.

Operating earnings were $10.0 million in the 2023 first quarter, increasing over the $8.0 million in the 2022 period. The segment’s operating margin for the 2023 quarter was 15.9% as compared with 16.5% in the 2022 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $4.1 million in the first quarter of 2023, compared with $3.0 million in the same period of 2022. The increase in the 2023 first quarter was primarily due to a $1.8 million gain on sale of our Canadian head office building in the 2022 first quarter and an increase in self-insurance costs in 2023, partially offset by other cost reductions.

Other Matters

The Company recognized pretax contingent earnout expenses totaling $0.2 million and $2.1 million in the 2023 first quarter and comparable 2022 period, respectively, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.2 million in the 2023 first quarter compared with credits of $(0.5) million in the comparable 2022 period. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of March 31, 2023, totaled $43.3 million, compared with $46.0 million at December 31, 2022. The Company’s total debt outstanding as of March 31, 2023, totaled $249.4 million, compared with $238.9 million at December 31, 2022.

The Company’s operations used $0.4 million of cash during the first three months of 2023, compared with $15.3 million used in 2022. The decrease in cash used was primarily driven by an increase in net income, $7.7 million reduction in incentive compensation payments, and increases in accrued income taxes and deferred revenues, partially offset by reductions in other accruals.

The Company made no contributions to its U.S. defined benefit pension plan and $0.5 million in contributions to its U.K. plans for the first quarter of 2023, compared with no contributions to the U.S. plan and $0.2 million to the U.K. plans in 2022.

There were no shares repurchased during the 2023 first quarter. During the 2022 first quarter, the Company repurchased 1,498,084 shares of CRD-A and 719,874 shares of CRD-B at an average per share cost of $7.23 and $7.31, respectively. The total cost of share repurchases in the 2022 quarter was $16.1 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on May 4, 2023, at 8:30 a.m. Eastern Time to discuss its first quarter 2023 results. The conference call can be accessed live by dialing 1-888-396-8049 and using Conference ID 84184847. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through June 4, 2023. You may dial 1-877-674-7070 and use passcode 184847# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs and credits, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs and credits, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and non-service pension costs and credits are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs and credits represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended
(in thousands)		March 31, 2023		March 31, 2022
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$196,768	62.9%	$165,493	59.3%
U.K.	GBP	33,124	10.6%	34,050	12.2%
Canada	CAD	24,361	7.8%	24,260	8.7%
Australia	AUD	22,994	7.3%	18,717	6.7%
Europe	EUR	14,038	4.5%	14,539	5.2%
Rest of World	Various	21,707	6.9%	21,966	7.9%
Total Revenues, before reimbursements		$312,992	100.0%	$279,025	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
Operating earnings:
North America Loss Adjusting	$8,065	$4,135
International Operations	3,035	(3,067)
Broadspire	7,927	6,434
Platform Solutions	9,966	8,038
Unallocated corporate and shared costs, net	(4,119)	(2,995)
Consolidated operating earnings	24,874	12,545
(Deduct) add:
Net corporate interest expense	(4,399)	(1,519)
Stock option expense	(156)	(205)
Amortization of intangible assets	(1,899)	(1,726)
Non-service pension costs and credits	(2,171)	543
Contingent earnout adjustments	(248)	(2,056)
Income tax provision	(5,271)	(2,426)
Net income attributable to noncontrolling interests	(49)	(60)
Net income attributable to shareholders of Crawford & Company	$10,681	$5,096

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
Net income attributable to shareholders of Crawford & Company	$10,681	$5,096
Add (Deduct):
Depreciation and amortization	9,050	9,099
Stock-based compensation	1,023	1,660
Net corporate interest expense	4,399	1,519
Non-service pension costs and credits	2,171	(543)
Contingent earnout adjustments	248	2,056
Income tax provision	5,271	2,426
Non-GAAP adjusted EBITDA	$32,843	$21,313

Following is a reconciliation of operating cash flow to free cash flow for the three months ended March 31, 2023 and 2022:

Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022	Change
Net Cash Used in Operating Activities	$(445)	$(15,253)	$14,808
Less:
Property & Equipment Purchases, net	(1,031)	(1,340)	309
Capitalized Software (internal and external costs)	(7,610)	(6,275)	(1,335)
Free Cash Flow	$(9,086)	$(22,868)	$13,782

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2023 and 2022 before amortization of intangible assets, non-service related pension costs (credits) and contingent earnout adjustments:

Three Months Ended March 31, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$16,001	$10,681	$0.22	$0.22
Adjustments:
Amortization of intangible assets	1,899	1,424	0.03	0.03
Non-service related pension costs	2,171	1,613	0.03	0.03
Contingent earnout adjustments	248	184	—	—
Non-GAAP Adjusted	$20,319	$13,902	$0.28	$0.28

Three Months Ended March 31, 2022
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$7,582	$5,096	$0.10	$0.10
Adjustments:
Amortization of intangible assets	1,726	1,295	0.02	0.02
Non-service related pension credits	(543)	(421)	(0.01)	(0.01)
Contingent earnout adjustments	2,056	1,522	0.03	0.03
Non-GAAP Adjusted	$10,821	$7,492	$0.14	$0.14

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	28,841	30,908
Class B Common Stock	19,848	20,780
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	29,141	31,168
Class B Common Stock	19,848	20,780

Further information regarding the Company’s operating results for the three months ended March 31, 2023, financial position as of March 31, 2023, and cash flows for the three months ended March 31, 2023 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$312,992	$279,025	12%
Reimbursements	11,604	8,764	32%
Total Revenues	324,596	287,789	13%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	227,078	205,581	10%
Reimbursements	11,604	8,764	32%
Total Costs of Services	238,682	214,345	11%

Selling, General, and Administrative Expenses	63,369	64,841	(2)%
Corporate Interest Expense, Net	4,399	1,519	190%
Total Costs and Expenses	306,450	280,705	9%

Other (Loss) Income, Net	(2,145)	498	nm

Income Before Income Taxes	16,001	7,582	111%
Provision for Income Taxes	5,271	2,426	117%

Net Income	10,730	5,156	108%

Net Income Attributable to Noncontrolling Interests	(49)	(60)	(18)%

Net Income Attributable to Shareholders of Crawford & Company	$10,681	$5,096	110%

Earnings Per Share - Basic:
Class A Common Stock	$0.22	$0.10	120%
Class B Common Stock	$0.22	$0.10	120%

Earnings Per Share - Diluted:
Class A Common Stock	$0.22	$0.10	120%
Class B Common Stock	$0.22	$0.10	120%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06	—
Class B Common Stock	$0.06	$0.06	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2023 and December 31, 2022

Unaudited

(In Thousands, Except Par Values)

	March 31,	December 31,
	2023	2022
ASSETS

Current Assets:
Cash and Cash Equivalents	$43,304	$46,007
Accounts Receivable, Net	145,348	141,106
Unbilled Revenues, at Estimated Billable Amounts	137,410	126,274
Income Taxes Receivable	9,098	9,098
Prepaid Expenses and Other Current Assets	33,335	28,782
Total Current Assets	368,495	351,267

Net Property and Equipment	27,053	27,809

Other Assets:
Operating Lease Right-of-Use Asset, Net	95,224	93,334
Goodwill	76,626	76,622
Intangible Assets Arising from Business Acquisitions, Net	88,511	88,039
Capitalized Software Costs, Net	86,255	82,975
Deferred Income Tax Assets	19,335	19,573
Other Noncurrent Assets	54,526	51,888
Total Other Assets	420,477	412,431

Total Assets	$816,025	$791,507

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$39,053	$27,048
Accounts Payable	46,776	50,847
Accrued Compensation and Related Costs	61,438	79,285
Self-Insured Risks	13,703	12,614
Income Taxes Payable	4,621	1,208
Operating Lease Liability	24,367	22,910
Other Accrued Liabilities	63,812	56,293
Deferred Revenues	32,517	29,282
Total Current Liabilities	286,287	279,487

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	210,342	211,810
Operating Lease Liability	84,994	84,628
Deferred Revenues	25,029	24,737
Accrued Pension Liabilities	25,653	25,914
Other Noncurrent Liabilities	41,893	41,553
Total Noncurrent Liabilities	387,911	388,642

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,925	28,764
Class B Common Stock, $1.00 Par Value	19,848	19,848
Additional Paid-in Capital	79,094	78,158
Retained Earnings	220,850	213,094
Accumulated Other Comprehensive Loss	(205,503)	(215,321)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	143,214	124,543
Noncontrolling Interests	(1,387)	(1,165)
Total Shareholders’ Investment	141,827	123,378

Total Liabilities and Shareholders’ Investment	$816,025	$791,507

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended March 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$77,127	$64,438	19.7%	$91,863	$89,272	2.9%	$81,182	$76,454	6.2%	$62,820	$48,861	28.6%

Direct Compensation, Fringe Benefits & Non-Employee Labor	54,164	46,497	16.5%	61,421	63,006	(2.5)%	52,641	47,949	9.8%	40,911	31,851	28.4%

% of Revenues Before Reimbursements	70.2%	72.2%		66.9%	70.6%		64.8%	62.7%		65.1%	65.2%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	14,898	13,806	7.9%	27,407	29,333	(6.6)%	20,614	22,071	(6.6)%	11,943	8,972	33.1%

% of Revenues Before Reimbursements	19.3%	21.4%		29.8%	32.9%		25.4%	28.9%		19.0%	18.4%

Total Operating Expenses	69,062	60,303	14.5%	88,828	92,339	(3.8)%	73,255	70,020	4.6%	52,854	40,823	29.5%

Operating Earnings (Loss) (1)	$8,065	$4,135	95.0%	$3,035	$(3,067)	nm	$7,927	$6,434	23.2%	$9,966	$8,038	24.0%

% of Revenues Before Reimbursements	10.5%	6.4%		3.3%	(3.4)%		9.8%	8.4%		15.9%	16.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs and credits, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended March 31, 2023 and March 31, 2022

Unaudited

(In Thousands)

	2023	2022
Cash Flows From Operating Activities:
Net income	$10,730	$5,156
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	9,050	9,099
Stock-based compensation	1,023	1,660
Loss (gain) on sale of property and equipment	20	(1,747)
Contingent earnout adjustments	248	2,056
Changes in operating assets and liabilities:
Accounts receivable, net	(17)	6,542
Unbilled revenues, net	(6,333)	(13,022)
Accrued or prepaid income taxes	3,895	266
Accounts payable and accrued liabilities	(15,818)	(14,902)
Deferred revenues	2,841	402
Accrued retirement costs	(2,887)	(4,738)
Prepaid expenses and other operating activities	(3,197)	(6,025)
Net cash used in operating activities	(445)	(15,253)

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(1,031)	(1,340)
Capitalization of computer software costs	(7,610)	(6,275)
Payments for business acquisitions, net of cash acquired	—	(21,273)
Cash proceeds from sale of property and equipment	—	3,032
Net cash used in investing activities	(8,641)	(25,856)

Cash Flows From Financing Activities:
Cash dividends paid	(2,925)	(3,114)
Repurchases of common stock	—	(16,089)
Increases in short-term and revolving credit facility borrowings	19,394	61,816
Payments on short-term and revolving credit facility borrowings	(10,265)	(3,989)
Payments of contingent consideration on acquisitions	(848)	(746)
Other financing activities	(169)	(270)
Net cash provided by financing activities	5,187	37,608

Effects of exchange rate changes on cash and cash equivalents	1,195	(321)
Decrease in cash, cash equivalents, and restricted cash(1)	(2,704)	(3,822)
Cash, cash equivalents, and restricted cash at beginning of year(1)	46,645	53,689
Cash, cash equivalents, and restricted cash at end of period(1)	$43,941	$49,867

(1) The 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $637 at March 31, 2023, and the 2022 amounts include beginning restricted cash of $461 at December 31, 2021, and ending restricted cash of $782 at March 31, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.